As filed with the Securities and Exchange Commission on
    January 11, 1996
                                       Registration No. 33-


              SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C. 20549
                    ______________________


                           FORM S-3
                    REGISTRATION STATEMENT
                             UNDER
                  THE SECURITIES ACT OF 1933
                    ______________________

            ADVANCED TECHNOLOGY LABORATORIES, INC.
         (Exact name of Registrant as specified in its
                           charter)


            Washington                         91-1353386
 (State or other jurisdiction of    (I.R.S. Employer Identification
  incorporation or organization)                  No.)


                 22100 Bothell Everett Highway
                         P.O. Box 3003
                    Bothell, WA 98041-3003
      (Address of principal executive offices, including
                           zip code)


                     W. BRINTON YORKS, Jr.
         Vice President, General Counsel and Secretary
            ADVANCED TECHNOLOGY LABORATORIES, INC.
                22100 Bothell Everett, Highway
                         P.O. Box 3003
                Bothell, Washington 98041-3003
                        (206) 487-7000
      (Name, address and telephone number, including area
                  code, of agent for service)
                    ______________________
                          Copies to:

                  Christopher J. Barry, Esq.
                    Scott L. Gelband, Esq.
                    Bogle & Gates, P.L.L.C.
              Two Union Square, 601 Union Street
                  Seattle, Washington, 98101
                        (206) 682-5151
                    ______________________

          Approximate date of commencement of proposed sale to the public: At such time or times after the effective date of this Registration Statement as the Selling
     Shareholders shall determine.

          If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box: [X]

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier registration statement for the same offering:
     [  ] _________________

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier registration statement for the same offering: [ ] _________________

          If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]



                  CALCULATION OF REGISTRATION FEE

  Title of      Amount to    Proposed        Proposed        Amount
 Securities        Be         Maximum        Maximum           of
   to Be        Registered    Offering       Aggregate       Registra-
 Registered                  Price Per       Offering        tion Fee
                               Share         Price(1)
Common Stock,
par value $.01
per share        213,428(1)   $23.00(2)      $4,908,844(2)   $1,693.00


     (1)  Includes indeterminate number of shares of Common
     Stock that may be issued in connection with a stock split stock dividend, recapitalization or similar event.

     (2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c). The price per share is estimated to be $23.00 based on the average of the bid and asked prices for the Common Stock in the over-the-counter market on January __, 1996 as reported on the Nasdaq National Market.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Page I-2

            ADVANCED TECHNOLOGY LABORATORIES, INC.
            --------------------------------------

            Cross Reference Sheet Showing Location
                 in Prospectus of Information
                Required by Items of Form S-3.

Registration Statement Item           Caption or
Number and Heading                    Location In Prospectus
---------------------------------------------------------------------------

1.  Forepart of the Registration
    Statement and Outside Front
    Cover page of the Prospectus...   Forepart of the Registration
                                      Statement; Outside Front
                                      Cover Page of the Prospectus

2.  Inside Front and Outside
    Back Cover Pages of the
    Prospectus....................    Inside Front and Outside Back
                                      Cover Page of the Prospectus

3.  Summary Information, Risk
    Factors and Ratio of Earnings
    to Fixed Charges..............    Summary Information and Risk
                                      Factors

4.  Use of Proceeds...............    Use of Proceeds

5.  Determination of Offering
    Price.........................    Not applicable

6.  Dilution......................    Not applicable

7.  Selling Security Holders......    Notes and the Noteholders

8.  Plan of Distribution..........    Plan of Distribution

9.  Description of Securities
    to be Registered..............    Not applicable

10. Interests of Named
    Experts and Counsel...........    Not applicable

11. Material Changes..............    Recent Developments

12. Incorporation of Certain
    Information By Reference......    Incorporation of Certain
                                      Information by Reference

13. Disclosure of Commission
    Position on Indemnification
    for Securities Act Liabilities.   Not applicable

Page I-3

Information contained herein is subject to completion or amendment. A registration statement related to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor any offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities law of such State.

         SUBJECT TO COMPLETION, DATED JANUARY 11, 1996

                        213,428 SHARES
            ADVANCED TECHNOLOGY LABORATORIES, INC.
                         COMMON STOCK

                     _____________________

      This Prospectus pertains to the offer and sale from time to time by certain persons (collectively, the "Noteholders" or the "Selling Shareholders") of up to 213,428 shares (the
"Shares") of common stock, $.01 par value (the "Common Stock"), of Advanced Technology Laboratories, Inc. ("ATL" or the "Company") issued as a result ot the conversion of certain convertible subordinated notes issued by Interspec, Inc., now a wholly owned subsidiary of the Company. See "The Notes and the Noteholders."

      The Shares offered hereby may be sold by the Selling Shareholders directly or through agents, underwriters or dealers as designated from time to time or through a combination of such methods. The Company will receive none of the proceeds from any sale of Shares by or for the account of the Selling Shareholder the Shares. The Selling Shareholders and any broker-dealers that participate with one or more of the Selling Shareholders in the distribution of the Shares may be deemed to be underwriters and any commissions received or profit realized by them in connection with the resale of the
Shares may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the "Securities Act"). See "The Notes and the Noteholders" and "Plan of Distribution."

      The Company has agreed to bear all expenses relating to the prepartion and filing of this registration, other than underwriting discounts and commissions preparation and filing
of this registration.   In addition,  the  Company  has agreed
to  indemnify  the  Selling Shareholders    against    certain
liabilities, including liabilities under the Securities Act. See "The Notes and the Noteholders" and "Plan of Distribution."

      The Common Stock is quoted on the Nasdaq National Market under the symbol "ATLI". On January 10, 1996, the closing bid price of the Common Stock as reported by Nasdaq was $22 3/4.

                       ------------------

  See "Summary Information and Risk Factors" beginning on page 3 of this Prospectus for a discussion of certain factors that should be considered by prospective purchasers of the Shares.

                       ------------------
 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
  SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR
  ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
                 ADEQUACY OF THIS PROSPECTUS.
   ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     The Shares may be offered from time to time in negotiated transactions or otherwise at market prices prevailing at the time of each sale, subject to the right of the Selling Shareholders to reject any order in whole or in part. The
Company has agreed to maintain the effectiveness of the Registration Statement of which this Prospectus is a part for a period of six months from the date hereof.

     The date of this Prospectus is ___________________ , 1996.

 Advanced Technology Laboratories, Inc. 22100 Bothell Everett Highway
     P.O. Box 3003, Bothell Washington,, Washington 98041-3003
                   Telephone (206) 487-7000

                    AVAILABLE INFORMATION

     The Company has filed with the Securities and Exchange Commission (the "Commission"), 450 Fifth Street, N.W., Washington, D.C. 20549, a Registration Statement on Form S-3, (the "Registration Statement") under the Securities Act, and the rules and regulations promulgated thereunder, with respect to the Shares offered pursuant to this Prospectus. This Prospectus, which is part of the Registration
Statement, does not contain all of the information set forth in the Registration Statement and the exhibits thereto. Certain financial and other information relating to the Company is contained in the documents indicated below under "Incorporation of Certain Documents By Reference" which are not presented herein or delivered herewith. For further information with respect to the Company and the Shares, reference is made to the Registration Statement and such exhibits, copies of which may be examined without charge at, or obtained upon payment of prescribed fees from, the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and will also be available for inspection and copying at the regional offices of the Commission located at 7 World Trade Center, Suite 1300, New York, New York 10048 and at Citicorp Center, 500 W. Madison Street, Suite 1400, Chicago, Illinois 60661-2511.

      Statements contained in this Prospectus as to the contents of any contract or other document which is filed as an exhibit to the Registration Statement are not necessarily complete, and each such statement is qualified in its entirety by reference to the full text of such contract or document.

      The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at the locations described above. Copies of such materials can be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, DC 20549, at prescribed rates. In addition, the Common Stock is listed on the Nasdaq National Market. Material filed by the Company can be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.


        INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents are hereby incorporated by reference in this Registration Statement:

(a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1994;

(b)  All other reports filed by the Registrant pursuant to
Section 13(a) or 15(d) of the Exchange Act, since the end of the fiscal year covered by the Annual Report referred to in
(a) above; and

(c) The description of the Registrant's Common Stock contained in the Current Report on Form 8-K filed on January 11, 1996;

(d) The description of the Registrant's Common Stock contained in the Registration Statement on Form 10
(Registration No. 0-15160) filed with the Commission on November 12, 1986 under Section 12(g) of the Exchange Act, and any amendment or report filed for the purpose of updating such description.

      Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in the Registration Statement containing this Prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modified or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. The Company will provide without charge to each person to whom this Prospectus is delivered, upon the request of such person, a copy of any or all of the foregoing documents referred to above which have been or may be incorporated herein by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Requests for such documents should be directed to the Secretary of the Company at 22100 Bothell Everett Highway, P.O. Box 3003,
Bothell, Washington, 98041-3003.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment, which indicates that the securities offered hereby have been sold or which deregisters the securities covered hereby then remaining unsold, shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof commencing on the respective dates on which such documents are filed.

     SUMMARY INFORMATION AND RISK FACTORS.

     On June 12, 1989 Interspec, Inc. ("Interspec") issued certain convertible subordinated notes (the "Notes") by private placement to five Noteholders for the total principal amount of $10 million. Under the terms of the Notes, the unpaid principal amount could be converted at the option of the Noteholders or Interspec, under certain defined conditions, into common stock of Interspec at a defined conversion price. Repayments of principal were made by Interspec through May, 1994, at which time the unpaid principal amount was $6.5 million.

     On May 17, 1994 ATL acquired Interspec through a stock for stock acquisition which was approved by the shareholders of both companies. The Company registered 2,588,000 shares of Common Stock in April, 1994 to effect the merger. An election to convert by either party at the time of the merger would have resulted in the issuance of 383,480 shares of Common Stock to the Noteholders based upon the then outstanding principal amount of the Notes, $6.5 million, and the conversion ratio applicable to all Interspec shareholders.

     On November 30, 1995 the conditions under which the Company had the right to convert the remaining principal amounts of the Notes into Common Stock were satisfied, and the Company gave the four remaining Noteholders notice of its intent to effect such a conversion on February 1, 1996. The repayments of principal since the time of the merger had, by November 30, 1995, reduced the principal amount of the Notes to $3,375,000, and have thereby reduced the number of shares required for the conversion. The Shares registered hereby comprises Common Stock which which has been received by the Noteholders in lieu of cash payments of principal under the Notes. Details on all holdings of Common Stock by the Noteholders which are known to the Company are given in the table below.
See "The Notes and the Noteholders."

     A prospective purchaser of the Shares should take into account the following:

     Lack of Diversification. The Company is engaged primarily in the diagnostic medical ultrasound business. Consequently, the Company is subject to adverse developments in the healthcare industry generally, and in particular in the medical ultrasound business as a result of competition, technological change, governmental regulation, change in third party reimbursement policies, third party intellectual property claims, seasonal fluctuations in medical equipment purchasing, or other factors to a greater extent than a company with a more diverse business.

     Volatility of Stock Price; Absence of Dividends. The market price for securities of medical technology companies has historically been volatile. Among other things, announcements of technical innovations or new commercial products by ATL or its competitors, development concerning proprietary rights, including patents and litigation matters, publicity regarding actual or potential medical results with products under development by ATL or its competitors, and regulatory developments in both the United States and foreign countries, as well as period-to-period fluctuations in revenues and financial results, can have a significant impact on the market price of ATL Common Stock. The Company does not pay cash dividends on shares of Common Stock.

     Intense Competition. The markets for diagnostic medical ultrasound products are intensely competitive. ATL faces competition from many domestic and foreign companies. Several of the Company's competitors have far greater financial, marketing, servicing, technical and research and development resources than those of ATL. Several of these competitors have recently intensified their efforts in the market for diagnostic ultrasound and have introduced new lines of products which compete with those of ATL. Several of these competitors have the ability to combine their resources in ultrasound with those of other medical imaging modalities, including the servicing of these product lines. There can be no assurance that actual or potential competitors will not develop and market products which compete effectively with those of ATL. Competition could adversely affect the Company's revenues and profitability.

     Recent Losses. For the fiscal year ending December 31, 1994 the Company reported a loss of $20.2 million, including non-recurring charges of $12.0 million comprising $7.0 million for the acquisition of Interspec and restructuring expenses associated with corporate streamlining activities and a provision of $5.0 million for a patent litigation claim. For the first nine months of 1995 the Company reported a net loss of $0.2 million, including restructuring and relocation expenses of $4.7 million associated with the consolidation of the Company's Interspec operations in Ambler, Pennsylvania. The Company has reported that it expects to incur relocation and restructuring expenses in 1995 of approximately $6.0 million associated with this consolidation. There can be no assurance that losses will not be sustained in the future or that profitability will be achieved by the Company on a short or long term basis.

     Rapid Technological Change. The diagnostic medical ultrasound business is characterized by rapidly evolving technology and continuing competitive pressure to develop and market new products and product features. The complexity of the Company's products could result in delays in product delivery as improvements and new features are made to the hardware and software of the products. There can be no assurance that product changes and modifications in the factory and in the field will not result in disruption of product sales and shipments, or additional expense, in any particular period. There can be no assurance that the Company will be able to develop and market new competitive products on a cost-effective and timely basis, that such products will compete favorably with products developed by others, or that the Company's existing technology will not be superseded by new technology developed by competitors.

     Government Regulation. ATL's manufacturing facilities, products, and product labeling are subject to extensive and rigorous governmental regulation by the U.S. Food and Drug Administration (FDA) and corresponding state and foreign agencies. In conjunction with the processing of the Company's PMA application (see "Recent Developments"), the FDA is currently auditing the Company's products and processes for compliance with FDA rules and regulations. There can be no assurance that the Company will be able to timely obtain necessary regulatory approvals in the future, and delays in the receipt of or failure to receive such approvals, the loss of existing approvals, failure to comply with regulatory requirements, and the cost of bringing products and processes into compliance with regulatory requirements could have a material adverse effect on the business, financial condition and results of operations of the Company.

     Uncertain Healthcare Environment. Uncertainty of healthcare legislation and economic conditions in recent years have caused healthcare providers who purchase capital medical equipment including ultrasound equipment to exercise caution in making capital purchases. This has led to a deferral in the purchase of ultrasound and other capital equipment. These conditions and others have led to the consolidation of many healthcare providers and a consequent reduction in the medical capital equipment markets in some countries. The continuing effects of such uncertainty both domestically and in international markets may continue to adversely affect the Company's unit volumes, product pricing, and profit margins.

     Dependence on Third-Party Reimbursement. ATL's products are used by healthcare providers for medical services for which the provider may seek reimbursement of purchase and/or use costs from various third-party payors such as government programs and private health insurance plans. Such reimbursement is subject to the regulations and policies of governmental agencies and third-party payors. The Company cannot predict what changes may occur in these regulations and policies, nor the effect of such changes on the business of the Company.

     Uncertainty of Patents and Proprietary Rights. Companies in technology businesses routinely review the products of others for possible conflict with their own patent rights.
ATL from time to time receives notices of claims from others alleging patent infringement. ATL is currently awaiting a decision on damages payable by the Company in an infringement action on an expired patent in which the plaintiff is seeking over $5 million in damages, and a threefold enhancement of damages. There can be no assurance that the Company will not be subject to other claims of patent infringement or that a claim will not require that the Company pay substantial damages or delete certain features from its products or both. Such claims could temporarily interrupt the Company's ability to ship affected products.

     Dependence on Suppliers For Critical Components. ATL depends on some single-source vendors for certain important component parts for certain products. Such vendors can occasionally experience problems with their ability to deliver components needed by the Company, and certain components have long lead-times for delivery. An abrupt disruption in the supply of these components could have a material adverse effect on the Company's production of affected products.


     RECENT DEVELOPMENTS.

     On December 11, 1995 a U.S. Food and Drug Administration
(FDA) Advisory Committee Panel voted unanimously to recommend FDA approval, with certain modifications, of the pre-market approval (PMA) application of ATL which would allow a new clinical application of ultrasound, in conjunction with mammography, to provide a high level of confidence in differentiating benign from malignant or suspicious breast lesions, and thereby reduce the need for breast biopsy. The FDA usually follows the recommendation of its Advisory Committee Panel but is not obliged to do so. A final determination on approval of the PMA is expected in early 1996.

     USE OF PROCEEDS.

     The Shares offered are being registered for the accounts of the Noteholders and, accordingly, the Company will not receive any proceeds from the sale of the Shares.


     THE NOTES AND THE NOTEHOLDERS.

     The Notes were issued to the Noteholders on June 12, 1989 by Interspec, Inc., and interest of 11% per annum on the outstanding principal amount of the Notes has been paid semiannually since their issue date. The initial principal amount of the Notes was $10 million. Of this initial amount, $3.5 million was repaid prior to the merger of Interspec and the Company in May, 1994, and $2,632,353 has been repaid in accordance with the terms of the Notes since May, 1994. The principal amount of the Notes which has been repaid in the form of the Shares which are the subject of this registration statement is $3,617,605.

     On May 17, 1994 the Company acquired Interspec in a stock for stock acquisition approved by the shareholders of both companies. As a consequence thereof, the Company guaranteed the repayment of the Notes and the Notes were amended to become convertible into Common Stock at the option of the Company at a conversion price of $16.95 per share (subject to certain adjustments which have not occurred) in the event the market price of the Common Stock exceeded the conversion price by at least 20% for fifteen consecutive trading days. These criteria were satisfied on November 30, 1995 and notice of the Company's election to convert the Notes was given to all Noteholders on November 30, 1995. The Company intends to complete the conversion by the issuance to the Noteholders of all Shares by February 1, 1996.

     The Shares are being registered pursuant to the terms of a Registration Agreement of July 14, 1988 between Interspec and various Interspec securityholders, as amended June 12, 1989, which provides the Noteholders with certain "demand" registration rights. The demand registration rights of the Noteholders terminate on May 17, 1999. Pursuant thereto, the Company has agreed to keep any registration statement and prospectus filed in connection therewith effective for a period of not less than six months. The Registration Agreement includes a right of the Noteholders to be indemnified against losses due to a material omission or untrue statement in a registration statement or prospectus filed pursuant thereto.

     The following table sets forth certain information regarding the beneficial ownership of shares of Common Stock by the Noteholders as of December 31, 1995, as adjusted to reflect the acquisition and sale of the Shares to be registered hereby. Other than their status as Noteholders, no Noteholder held any position or office or other material relationship with the Company or with Interspec during the past three years. As of December 31, 1995 there were 13,609,731 shares of the Company's Common Stock outstanding.

                    Common        Maximum        Common Stock
                     Stock       Number of        Owned after
                     Owned      Shares to be      Offering(2)
                   Prior to    Sold under this   -------------
Name               Offering(1)   Prospectus     Number  Percent
----               ---------     ----------     ------  -------

Laerdal Finans,
A.S.                 17,178        17,178          0       *

Norsk Hydro, A.S.    42,946        42,946          0       *

State Farm Mutual
Automobile
Insurance Company   335,935(3)    100,207(2)    235,728   1.7%

SBC Equity
Partners Ltd.        53,097        53,097           0      *
---------
*Less than 1%

(1) Includes all Shares issuable upon conversion of the Notes held by the Selling Shareholders.

(2) Assumes a disposition of all Shares, and retention of all previously owned Common Stock, at the conclusion of the offering.

(3) Includes 14,315 Shares to be issued to State Farm in lieu of a remaining cash principal repayment on December 29, 1994 and 71,577 Shares issued to State Farm in lieu of a cash principal repayment on February 1, 1996.



     PLAN OF DISTRIBUTION.

     The sale of Shares by the Selling Shareholders may be effected from time to time in one or more transactions (which may involve block transactions), in special offerings, secondary distributions, in negotiated transactions, or a combination or such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Such transactions may be effected on the over-the-counter market. The Selling Shareholders may effect such transactions by selling the Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from one or more of the Selling Shareholders for whom they may act as agent (which compensation may be in excess or customary commissions). Without limiting the foregoing, such brokers may act as dealers by purchasing any and all of the Shares covered by this Prospectus either as agents for others or as principals for their own accounts and reselling such securities pursuant to this Prospectus. The Selling Shareholders and any broker-dealers or other persons acting on their behalf that participate with such Selling Shareholders in the distribution of the Shares may be deemed to be underwriters, and any commissions received or profit realized by them on the resale of the Shares may be deemed to be underwriting discounts and commissions under the Securities Act. As of the date of this Prospectus the Company is not aware of any agreement arrangement or understanding between any broker or dealer and any of the Selling Shareholders.

     At the time that any particular offering of Shares is made, to the extent required by the Securities Act, an amendment or a prospectus supplement will be distributed, setting forth the terms of the offering, including the aggregate number of Shares being offered, the names of any underwriters, dealers or agents, and discounts, commissions and other items constituting compensation from the Selling
Shareholders and any discounts, commissions or concessions allowed or reallowed or paid to dealers.

     The Selling Shareholders may from time to time pledge the Shares owned by them to secure margin or other loans made to one or more of the Selling Shareholders. Thus the person or entity receiving the pledge of any of the Shares may sell them, in a foreclosure sale or otherwise, in the same manner as described above for a Selling Shareholder.

     The Company intends the term of effectiveness of this registration statement to continue for six months from the date the registration statement becomes effective.


     LEGAL MATTERS

     The validity of the issuance of Shares of Common Stock offered hereby will be passed upon for the Company by Bogle &
Gates P.L.L.C., Seattle, Washington.

     EXPERTS

     The consolidated financial statements and schedule of the Company as of December 31, 1994 and 1993, and for each of the years in the three-year period ended December 31, 1994, have been incorporated by reference herein and in this registration statement in reliance upon the reports of KPMG Peat Marwick LLP, independent certified public accountants, incorporated herein by reference, and upon the authority of said firm as experts in accounting and auditing. The reports of KPMG Peat Marwick LLP covering the December 31, 1994, consolidated financial statements refer to a change in the method of accounting for certain investments in debt and equity securities, effective January 1, 1994.

     No dealer, salesperson, or any
other person has been authorized
to give any information or to
make any representations other than
those contained in this Prospectus                  213,428 SHARES
in connection contained herein, and,                --------------
if given or made, such information
or representations must not be relied                COMMON STOCK
upon as having been authorized by the
Company. This Prospectus does not                  ($.01 par value)
constitute an offer of any securities
other than those which it relates or
an offer to sell, or a Proceeds                   ADVANCED TECHNOLOGY
solicitation of an offer to buy,                   LABORATORIES, INC.
those to which it relates in any
jurisdiction where, or to any person
to whom, it is unlawful to make such
an offer.  The delivery of this
Prospectus at any time does not imply
that there has been no change in the
information set forth herein or in the
affairs of the Company since the date
hereof.
      -----------------------                   _______________________
        TABLE OF CONTENTS
      _______________________                           PROSPECTUS

                               Page
                               ----                 ____________, 1996
Available Information.........   2
Incorporation of Certain                        _______________________
Documents by Reference........   2
Summary Information and Risk
Factors.......................   3
Recent Developments...........   5
Use of Proceeds...............   5
The Notes and the Noteholders.   5
Plan of Distribution..........   6
Legal Matters.................   7
Experts.......................   7

                            PART II

            INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.  Other Expenses of Issuance and Distribution

     The following table itemizes expenses incurred by the Company in connection with the shares of Common Stock being registered. All of the amounts shown are estimates except the Securities and Exchange Commission registration fee.

___________________________________________________
Item                                         Amount
---------------------------------------------------
Securities and Exchange Commission        $
Registration Fee........................     1,693
Accounting Fees and Expenses............     4,000
Legal Fees and Expenses.................     8,500
Miscellaneous...........................       500
                                            ------
Total...................................   $14,693
---------------------------------------------------



ITEM 15.  Indemnification Of Directors And Officers


    The Company's Articles of Incorporation provide that the Company may indemnify and hold harmless to the fullest extent permitted by the Washington Business Corporation Act (the
"WBCA") or other applicable law each person who was or is made a party to or is threatened to be made a party to or is involved (including, without limitation, as a witness) in any actual or threatened action, suit or other proceeding, whether civil, criminal, derivative, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of the Company or, being or having been such a director, officer, employee or agent, he or she is or was serving at the request of the Company as a director, officer, employee, agent, trustee, or in any other capacity of another Company or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action or omission in an official capacity or in any other capacity while serving as a director, officer, employee, agent, trustee or in any other capacity, against all expense, liability and loss (including, without limitation, attorneys' fees, judgments, fines, Employee Retirement Income Security
Act of 1974 excise taxes or penalties and amounts to be paid in settlement) actually or reasonably incurred or suffered by such person in connection therewith. The WBCA includes a provision (Section 23B.08.320 of the Revised Code of Washington) that permits a corporation to limit a director's liability to the corporation or its shareholders for monetary damages for his or her acts or omissions as a director, except in certain circumstances involving intentional misconduct, self dealing, knowing violation of the law, or illegal corporate loans or distributions, or any transaction from which the director personally benefits. Such indemnification may continue as to a person who has ceased to be a director, officer, employee or agent of the Company and shall inure to the benefit of his or her heirs and personal representatives.

    The Company may pay the expenses of a director, officer, employee or agent of the Company incurred in defending any such proceeding in advance of the final disposition of any such proceeding; provided, however, that the payment of such expenses in advance of the final disposition of a proceeding shall be made to or on behalf of a director, officer, employee or agent only upon delivery to the Company of an undertaking, by or on behalf of such director, officer, employee or agent, to repay all amounts so advanced if it shall ultimately be determined that such director, officer, employee or agent is not entitled to be indemnified under the Company's Articles of Incorporation or otherwise, which undertaking may be unsecured and may be accepted without reference to financial ability to make repayment.

Page II-1

    No indemnification shall be provided under the Company's Articles of Incorporation to any such person if the Company is prohibited by the provisions of the WBCA or other applicable law as then in effect from paying such indemnification. The WBCA (Sections 23B.08.500 through 23B.08.600 of the Revised Code of Washington) authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities arising under the WBCA.

     The Company also maintains an insurance policy insuring its directors and officers against liability for certain acts or omissions while acting in their official capacities.

Item 16.       Exhibits

 Exhibit
 Number                   Description
--------  ---------------------------------------------
 3.1(a)   Articles of Incorporation of Advanced
          Technology Laboratories, Inc. (Incorporated by reference to Exhibit 3.1(a) of the Registrants Current Report on Form 8-K, dated January 10, 1996.)

 3.1(b)   Certificate of Designation of Series A
          Participating Cumulative Preferred Stock of
          Advanced Technology Laboratories, Inc.
          (Incorporated by reference to Exhibit
          3.1(b) of the Registrants Current Report on
          Form 8-K, as filed on January 11, 1996.)

3.2       Bylaws of Advanced Technology Laboratories,
          Inc. (Incorporated by reference to Exhibit
          3.2 of the Registrants Current Report on
          Form 8-K, as filed on January 11, 1996.)

4.1       Note Purchase Agreement dated as of May 31,
          1989 between Interspec and Noteholders
          (Incorporated by reference to Exhibit 4.1 of the Interspec, Inc. Annual Report on
          Form 10-K, as filed on February 25, 1994).

4.2       Form of Amendment to Note Purchase
          Agreement and Notes between Interspec,
          Noteholders and ATL (Incorporated by
          reference from the Registrant's Annual Report on Form 10-K , filed as Exhibit 4.4, as filed on March 31, 1995).

4.3       Form of Convertible Subordinated Notes
          between Interspec, Noteholders and ATL
          (Incorporated by reference from the Registrant's
          Annual Report on Form 10-K, filed as Exhibit 4.4, as filed on March 31, 1995).

4.4 Form of Guarantee among Interspec, Noteholders and ATL (Incorporated by reference from the Registrant's Annual Report on Form 10-K, filed as Exhibit 4.4, as filed on March 31, 1995).

4.5 The Registration Agreement dated July 14, 1988 among Interspec and certain securityholders, and the Amendment to the Registration Agreement dated as of June 12, 1989 (Incorporated by reference from the Interspec, Inc. Annual Report on Form 10-K, filed as Exhibit 10.9, as filed on February 25, 1994).

5.1 Opinion of Bogle & Gates P.L.L.C. regarding legality of the Common Stock being registered


Page II-2

23.1      Consent of KPMG Peat Marwick LLP.

23.2 Consent of Bogle & Gates P.L.L.C.(included in opinion filed as Exhibit 5.1).

24.1      Power of Attorney (see signature page).


ITEM 17.  Undertakings

A.   Rule 415 Offering.
     ------------------

     The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

     (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation for the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.   Filings Incorporating Subsequent Exchange Act Documents by Reference.
     --------------------------------------------------------------------

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefits plan's annual report pursuant to Section 15(d) of the Exchange
Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Page II-3

H.   Indemnification for Liabilities.
     --------------------------------

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange
Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.
In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Page II-4

                               SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bothell, State of Washington, on January 11, 1996.

                   ADVANCED TECHNOLOGY LABORATORIES, INC.


                                   By: /s/ W. Brinton Yorks, Jr.
                                   -----------------------------
                                   W. Brinton Yorks, Jr., Secretary

                             POWER OF ATTORNEY

     Each person whose individual signature appears below hereby authorizes Harvey N. Gillis, and W. Brinton Yorks, Jr., and each of them as attorneys-in-fact, with full power of substitution, to execute in the name and on behalf of such person, individually and in each capacity stated below, and to file, any and all amendments to this registration statement, including any and all post-effective amendments.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on January 11, 1996.

           Signature            Title

    /s/ Dennis C. Fill         Chairman of the Board, Chief
    -------------------        Executive Officer and President
        Dennis C. Fill         (Principal Executive Officer)

    /s/ Harvey N. Gillis        Senior Vice President, Chief
    --------------------        Financial Officer (Principal
       Harvey N. Gillis         Financial Officer)

    /s/ Kirby L. Cramer         Director
    --------------------
       Kirby L. Cramer

   /s/ Harvey Feigenbaum        Director
   ---------------------
    Harvey Feigenbaum, M.D.

   /s/ Eugene A. Larson         Director
   ---------------------
       Eugene A. Larson

  /s/ Phillip M. Nudelman       Director
  -----------------------
  Phillip M. Nudelman, Ph.D.

    /s/ John R. Miller          Director
  -----------------------
        John R. Miller

      /s/ Harry Woolf           Director
  -----------------------
     Harry Woolf, Ph.D.

  /s/ Richard S. Totorica      Corporate Controller (Principal
  -----------------------      Accounting Officer)
     Richard S. Totorica


Page II-5

                       INDEX TO EXHIBITS

 Exhibit
 Number                   Description
--------      ----------------------------------------------
  5.1         Opinion of Bogle & Gates P.L.L.C. regarding
              legality of the Common Stock being registered

 23.1         Consent of KPMG Peat Marwick LLP

 23.2 Consent of Bogle & Gates P.L.L.C.(included in opinion filed as Exhibit 5.1)

 24.1         Power of Attorney (see signature page)